                                                     EXHIBIT NUMBER (10)(xvi)(4)
                                                     To 1995 Form 10-K

                    FOURTH AMENDMENT TO AGREEMENT OF LEASE
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     THIS FOURTH AMENDMENT TO AGREEMENT OF LEASE (this "Amendment"), made and entered into as of May 1, 1990 by and between American National Bank and Trust Company of Chicago, as Trustee under Trust Agreement dated April 5, 1990 and known as Trust 110513-07 ("Landlord") and The Northern Trust Company, an Illinois banking corporation ("Tenant"),

                               WITNESSETH: THAT

     WHEREAS, American National Bank and Trust Company of Chicago Trust No. 65287 and Tenant are parties to a certain Agreement of Lease dated as of August 27, 1985; and

     WHEREAS, the Agreement of Lease was amended by (i) that certain First Amendment to Agreement of Lease dated as of August 15, 1986, (ii) that certain Second Amendment to Agreement of Lease dated as of August 6, 1987, and (iii) that certain Third Amendment to Agreement of Lease dated as of May 20, 1988 (as so amended, the "Lease"); and

     WHEREAS, the Lease was assigned by American National Bank and Trust Company of Chicago Trust No. 65287 to Landlord by Assignment dated April 6, 1990; and

     WHEREAS, Landlord and Tenant desire to further amend the Lease as hereinafter set forth;

     NOW, THEREFORE, in consideration of the foregoing, and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Paragraph 1A of the Lease is hereby deleted, and the following inserted in lieu thereof:

     "A. The Premises shall be all of the 5th through 14th floors of the Building and a portion of each of the 15th and 16th floors of the Building, and shall in the aggregate contain approximately 215,952 RSF (as defined in Paragraph 1D hereof). The portion of the Premises located on floors 5 through 9 of the Building, containing in the aggregate approximately 100,000 RSF, is sometimes referred to herein as the "Original Premises". The portion of the Premises located on floors 10 through 15 of the Building, containing in the aggregate approximately 100,000 RSF, is sometimes referred to herein as the "Additional Premises". The portion of the Premises located on the 16th floor of the Building, containing approximately 15,952 RSF, is sometimes referred to herein as the "16th Floor Premises". The "Original Premises", the "Additional Premises" and the

     "16th Floor Premises" shall, in the aggregate, comprise the Premises."

     2. The following is hereby inserted into the Lease as Paragraph 2BB, immediately following Paragraph 2B and preceding Paragraph 2C:

     "BB. 16th Floor Additional Work.

          Landlord will perform, at Tenant's request, and upon submission by Tenant of the necessary plans and specifications in accordance with the terms hereof, any additional work in the 16th Floor Premises over and above that specified in Paragraph 2A above, subject to the terms and conditions of this Paragraph 2BB. If included in Tenant's plans and specifications, Landlord will supply and install the Building Standard Work in the Premises in Landlord's standard manner; provided, however, that regardless of whether Tenant elects to have Landlord supply and install the Building Standard Work, all materials specified for use in the additional work requested by Tenant for the 16th Floor Premises shall be of quality at least equal to the materials specified by Landlord for the Building Standard Work. All work done pursuant to this Paragraph 2BB shall be at Landlord's cost to the extent of the sum of Thirty-one and 35/100 ($31.35) Dollars per RSF for the 16th Floor Premises (hereinafter referred to as the "16th Floor Allowance"), and at Tenant's sole cost and expense to the extent the cost of such work exceeds the 16th Floor Allowance; the aggregate investment tax credit, if any, attributable to all such work shall be divided between Landlord and Tenant in the proportion which each bears to the cost of all such work. All such cost calculations shall be based on the RSF actually included in the 16th Floor Premises on the 16th Floor Premises Commencement Date (as hereinafter defined). Any portion of the 16th Floor Allowance not applied to defray the cost of such additional work shall, at Tenant's option, either (i) be applied in payment of the first Rent payable hereunder, or (ii) be paid to Tenant in cash on the 16th Floor Premises Commencement Date (as defined in Paragraph 3A hereof.)

     3. The following is hereby inserted into the Lease as Paragraph 3I:

          "I. Notwithstanding the foregoing provisions of this Paragraph 3, the "Commencement Date" with respect to the 16th Floor Premises (sometimes referred to herein as the "16th Floor Premises Commencement Date") shall be the later of (i) August 1, 1990 or (ii) the date the work to be performed by Landlord for the 16th Floor Premises pursuant to Paragraph 2BB is substantially complete (excluding any delay in substantial completion caused by Tenant Delay). Tenant's obligations to pay Rent and Operating Expenses allocable to the 16th Floor Premises shall commence as of the 16th Floor Premises Commencement Date. In the event that the 16th Floor Premises shall be ready for occupancy by Tenant prior to the 16th Floor Premises Commencement Date, Tenant shall be entitled to occupy the 16th Floor Premises until the 16th Floor Premises Commencement Date without payment of Base Rent or Operating Expenses allocable thereto.

     4. Paragraph 4A of the Lease is hereby deleted, and the following inserted in lieu thereof:

     "A.  "Base Rent"

          (i) "Original Base Rent". For the Original Premises, the sum equal to the number of RSF within the Original Premises times $21.00 per RSF for each twelve month period during the Term of this Lease ("Original Annual Base Rent"). Such Original Annual Base Rent shall be paid in monthly installments of one-twelfth (1/12) of the then-current Original Annual Base Rent in advance on or before the first day of each and every month during the Term ("Original Monthly Base Rent"), as the Original Annual Base Rent or Original Monthly Base Rent may be adjusted pursuant to Paragraph 5 of this Lease.

          (ii) "Additional Base Rent". For the Additional Premises, the sum equal to the number of RSF within the Additional Premises times (A) $18.50 per RSF for the first (1st) through the fifth (5th) Lease Years (as defined in Section 5A) during the Term, (B) $22.50 per RSF for the sixth (6th) through tenth (10th) Lease Years during the Term, and (C) $25.50 per RSF for the eleventh (11th) through fifteenth (15th) Lease Years during the Term ("Additional Annual Base Rent"). Such Additional Annual Base Rent shall be paid in monthly installments of one-twelfth (1/12) of the then current Additional Annual Base Rent in advance on or before the first day of each and every month during the Term ("Additional

     Monthly Base Rent"), as the Additional Annual Base Rent or Additional Monthly Base Rent may be adjusted pursuant to Paragraph 5 of this Lease;

          (iii) "16th Floor Base Rent". For the 16th Floor Premises, annual Base Rent ("16th Floor Annual Base Rent") shall be payable at the rate of (A) $29.00 per RSF for the first sixty-six (66) months following the 16th Floor Premises Commencement Date, and (B) $29.89 per RSF for the remainder of the initial Term. Such additional 16th Floor Annual Base Rent shall be paid in monthly installments of one-twelfth (1/12) of the then current 16th Floor Annual Base Rent in advance on or before the first day of each and every month during the Term ("16th Floor Monthly Base Rent"), as the 16th Floor Annual Base Rent or 16th Floor Monthly Base Rent may be adjusted pursuant to Paragraph 5BB of this Lease;

          (iv) Original Annual Base Rent, Additional Annual Base Rent and 16th Floor Annual Base Rent are sometimes collectively referred to herein as "Annual Base Rent"; Original Monthly Base Rent, Additional Monthly Base Rent and 16th Floor Monthly Base Rent are sometimes collectively referred to herein as "Monthly Base Rent"."

     5.  Paragraph 5A(iv) of the Lease is hereby amended by deleting the phrase

     "prior to the end of the third full Lease Year means the sum of $9.00 per rentable square foot of the Building per annum and thereafter"

which appears in the first through the third lines of Paragraph 5A(iv).

     6. Paragraph 5B of the Lease is hereby deleted and the following inserted in lieu thereof:

     "B. Rent Adjustments. The Annual Base Rent (excluding the 16th Floor Annual Base Rent) for each and every Lease Year during the term of this Lease (the "Subject Lease Year") shall be adjusted (subject to the limitations hereinafter set forth) by an amount equal to the following (the "Rent Adjustment"):

          (i) For the Base Year (and first full Lease Year if the Base Year commences subsequent to July 1 of such year), an amount equal to the lesser of (a) the product of thirty percent (30%) of the Base Rent (excluding the 16th Floor Annual Base Rent) paid during the Base Year multiplied by the percentage change (positive or negative) of the CPI for the month in which the Term of this lease commences over the CPI for the month in which this Lease was executed, and (b) $1.00 per RSF; and

          (ii) For each Lease Year thereafter, an amount equal to the product of thirty percent (30%) of the Annual Base Rent (excluding the 16th Floor Annual Base Rent) plus the sum determined by subparagraph B(i) above multiplied by the percentage change (positive or negative) of the CPI for January of the Subject Lease Year over the CPI for the first full month of the Base Year; provided, however, that for any Lease Year the amount of the annual Rent Adjustment made by reason of change in the CPI shall not exceed three percent (3%) of the adjusted Annual Base Rent (excluding the 16th Floor Annual Base Rent) for the immediately preceding Lease Year. The limitation set forth in the immediately preceding sentence shall not affect adjustments to Rent attributable to causes other than changes in the CPI."

     "BB. 16th Floor Rent Adjustments. The 16th Floor Annual Base Rent shall be adjusted by an amount equal to the following (the "16th Floor Rent Adjustment"):

     For each Lease Year commencing with the Lease Year beginning January 1, 1997, an amount equal to the product of $29.89 per RSF, multiplied by 35% of the percentage increase (if any) of the CPI for January of the Subject Lease Year over the CPI for the 66th month following the 16th Floor Premises Commencement Date."

     7. Paragraph 5C of the Lease is hereby deleted, and the following inserted in lieu thereof:

          "C. Partial Rent Abatement. Notwithstanding anything in this Lease to the contrary, Annual Base Rent and any Rent Adjustment (excluding 16th Floor Annual Base Rent and the 16th Floor Rent Adjustment) shall be abated by one-half (50%) until the beginning of the forty-ninth (49th) month of the Term. 16th Floor Annual Base Rent and the 16th Floor Rent Adjustment shall not be abated as provided in this Paragraph 5C."

     8. The following is hereby inserted at the end of, and as part of, Paragraph 5D of the Lease:

     "Notwithstanding the foregoing, Operating Expenses payable hereunder shall be limited as follows:

     (x) Operating Expenses payable with respect to the Original Premises and the Additional Premises shall be fixed at $9.00 per RSF per year through the end of the third (3rd) full Lease Year (regardless of the actual Operating Expenses for such period).

     (y) Operating Expenses payable with respect to the 16th Floor Premises (i) shall be abated entirely during the first 12-month period following the 16th Floor Premises Commencement Date, (ii) shall not exceed $10.50 per RSF per annum for the second 12-month period (i.e. the 13th through 24th months) following the 16th Floor Premises Commencement Date, and (iii) shall not exceed $13.00 per RSF per annum for the third 12-month period (i.e. the 25th through 36th months) following the 16th Floor Premises Commencement Date.

     9. Paragraph 27 is hereby deleted and the following inserted in lieu thereof:

     "27. PARKING. Landlord represents to Tenant that the Building will include approximately 56 parking spaces located in the Building's underground garage. Tenant shall have the right to lease for the full term Tenant's Proportionate Share of such parking spaces (which share shall be not less than 13 spaces), at regular annual Building rates therefor, and in locations designated by Landlord, such right to remain exercisable for 12 spaces until the Commencement Date, and for one space until the 16th Floor Commencement Date, and to include the right to sublease to any sublessee of space in the Premises or to employees or partners of such sublessees or of Tenant. In addition, Tenant shall be entitled, at regular annual Building rates therefor, to any parking spaces which were rented by the immediately preceding tenants in space added to the Premises after the Commencement Date. Tenant may give up such parking spaces, or any thereof, so leased at any time(s) on not less than sixty (60) days' notice and shall not have any rights for the number of spaces so given up at any time thereafter. Notwithstanding the immediately preceding sentence, Tenant shall have the right to sublease any parking spaces leased hereunder to parties (including, but not limited to, car rental entities) selected by Tenant, provided that (i) the rent charged for any parking spaces so subleased is less than or equal to the rent charged Tenant by Landlord therefor, and (ii) the use of the subleased parking spaces by the sublessees thereof does not interfere with Landlord's operation of the garage or use of the garage by other parking lessees."

     10. Paragraphs 30A and 30B of the Lease are hereby deleted and the following inserted in lieu thereof:

     "A. Landlord hereby grants to Tenant the option to lease the entire fourth
(4th) floor of the Building, the balance of the fifteenth (15th) and sixteenth
(16th) floors of the Building, and the entire seventeenth (17th) floor of the Building (the "6th Year Option Floors"). Tenant may lease any or all of the 6th Year Option Floors contiguous to the Premises, as designated by Landlord, commencing at some point during the 6th Lease Year as determined by Landlord.

      B. Landlord hereby grants to Tenant the further option to lease three (3) additional floors contiguous to the Premises (subject to the last sentence of this Paragraph 30B) designated by Landlord ("11th Year Option Floors"), which Option may be exercised whether or not Tenant has taken any, all or none of the 6th Year Option Floors. Tenant may lease any or all of the 11th Year Option Floors commencing at some point during the 11th Lease Year as determined by Landlord.

     11. The following is hereby inserted in the Lease as Paragraph 45:

     "45. ASSUMPTION OF CERTAIN FINANCIAL OBLIGATIONS OF TENANT. In consideration of Tenant's Lease of the 16th Floor Premises, Landlord hereby agrees to assume (i) from and after April 1, 1990, all of the financial obligations and financial liabilities of Tenant, as the tenant, arising after April 1, 1990 under the First, Second and Third Expansion Amendments to that certain Lease dated November 27, 1985, demising approximately 13,000 RSF on the 5th Floor of Madison Plaza, and (ii) from and after September 1, 1990, one-half (1/2) of the financial obligations and financial liabilities of The Griffin Group (now known as The Northern Investment Management Co.), an affiliate of Tenant, as the tenant, arising after September 1, 1990 under that certain Lease dated May 1, 1984 (as amended by the Expansion Amendment thereto) demising approximately 10,300 RSF on the 27th floor of Madison Plaza (collectively the "200 Madison Leases"). The aforesaid assumption by Landlord relates only to the financial obligations and financial liabilities of Tenant as the tenant under the 200 Madison Leases; nothing herein shall be deemed or construed to be an assumption by Landlord of any other obligations of Tenant under the 200 Madison Leases, and in no event shall Landlord be obligated to perform any act or do any thing other than the payment of money required of Tenant as the tenant under the 200 Madison Leases. Tenant warrants and represents to Landlord that it has delivered to Landlord true and correct copies of the 200 Madison Leases, and there are no additional agreements between the landlord thereunder and Tenant, whether written or oral, pertaining to the 200 Madison Leases, or the subject matter or terms thereof. Tenant covenants and agrees (i) to permit Landlord to assign, or to sublease all or any portion of the premises demised by, the 200 Madison Leases, upon such terms and conditions as are acceptable to Landlord in its sole and uncontrolled discretion, and (ii) to cooperate in all respects with Landlord in Landlord's efforts to assign, or sublease the premises demised by, the 200 Madison Leases, including without limitation the execution of any required documents of assignment or sublease (provided such documents are in form reasonably acceptable to Tenant.) All rent or other consideration received for or on account of the 200 Madison Leases or the premises demised thereby from and after April 1, 1990 shall be the sole property of Landlord (regardless of whether such amounts exceed the financial obligations assumed by Landlord with respect to the 200 Madison Leases), and Tenant shall in no event be entitled to share therein.


     12. As amended herein, the Lease shall remain in full force and effect and, except as expressly amended herein, shall be unaffected hereby. In the event of any conflict between the provisions of this Amendment and the provisions of the Lease, the provisions of this Amendment shall control.


     13. This Fourth Amendment to Agreement of Lease is executed by American National Bank and Trust Company, not personally, but in the exercise of the power and authority conferred upon and vested in it as Trustee. It is expressly understood and agreed that nothing herein shall be construed as creating any liability whatsoever against Trustee personally; and in particular, without limiting the generality of the foregoing, there shall be no personal liability to pay any indebtedness accruing hereunder or to perform any covenant, either express or implied, herein contained, or to keep, preserve, or sequester any property and all personal liability of every sort, if any, is hereby expressly waived by said Tenant, and by every person now or hereafter claiming any right or security hereunder; and that, so far as the Trustee is concerned, the owner of any indebtedness or liability accruing hereunder shall look solely to the assets of said property and the proceeds thereof for the payment thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

LANDLORD:                       AMERICAN NATIONAL BANK AND TRUST COMPANY
                                OF CHICAGO, not individually, but solely as Trustee under Trust Agreement dated
                                April 5, 1990 and known as Trust No.
                                110513-07


                                By: /s/ J. Michael Whelan
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                                   Title:  Vice President
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                                Attest: /s/
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                                        Assistant Secretary
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TENANT:                         THE NORTHERN TRUST COMPANY


                                By: /s/ Roy Bronson
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                                   Title:  Senior Vice President
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